EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-91901) pertaining to Teltronics, Inc. Savings Plan and (Form S-8 No. 333-91905) pertaining to Teltronics, Inc. 1995 Incentive Stock Option Plan, of our report dated February 22, 2000, with respect to the consolidated financial statements and schedule of Teltronics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

/s/ Ernst & Young LLP

Tampa, Florida
March 13, 2000